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                        [MCGLADREY & PULLEN LETTERHEAD]

                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Valley Bancorp on Form S-1 filed pursuant to Rule 462 (b) of Regulation C of the Securities Act of 1933, of our report, dated January 30, 2004, included in the Valley Bancorp Registration Statement on Form S-1, Amendment No. 2 (No. 333-117312).

We also consent to the reference to our Firm under the caption "Experts" in such Registration Statement.


                                        /s/ McGladrey & Pullen, LLP

                                        McGLADREY & PULLEN, LLP

Las Vegas, Nevada
September 20, 2004


McGladrey & Pullen, LLP is an independent member firm of RSM International, an affiliation of independent accounting and consulting firms.